EXHIBIT 8-A


                          [Weil, Gotshal & Manges LLP letterhead]


                               December 27, 1996




Toys "R" Us, Inc.
461 From Road
Paramus, New Jersey  07652

Ladies and Gentlemen:

                  In connection with the registration by Toys "R" Us, Inc., a Delaware corporation ("Toys "R" Us"), of shares of Toys "R" Us Common Stock, par value $.10 per share under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 27, 1996 (with all amendments thereto, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  In formulating our opinion, we examined such documents as we deemed appropriate, including the Agreement and Plan of Merger, dated as of October 1, 1996, as amended and restated as of December 26, 1996 (the "Merger Agreement"), among Toys "R" Us, BSST Acquisition Corp., a South Carolina corporation, Baby Superstore, Inc., a South Carolina corporation and Jack P. Tate and the Registration Statement.

                  Our opinion set forth below assumes (1) the accuracy of the statements and facts concerning the Merger (as such term is defined in the Merger Agreement) set forth in the Merger Agreement and the Registration Statement and (2) that the Merger is consummated in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement and the Registration Statement.


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Toys "R" Us, Inc.
December 27, 1996
Page 2


                  Based upon the facts and statements set forth above, our examination and review of the documents referred to above and subject to the assumptions set forth above, we are of the opinion that the legal conclusions set forth under the heading "Certain Federal Income Tax Consequences" in the Registration Statement are correct in all material respects. We express no opinion as to any matter other than those specifically set forth herein.

                  Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any change or inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the headings "Certain Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement, without admitting that we are "experts" under the Securities Act or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement.

                                                Very truly yours,



                                                /s/ Weil, Gotshal & Manges LLP